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                                                                     EXHIBIT 5.1


                 OPINION OF HELLER EHRMAN WHITE & McAULIFFE LLP

May 30, 2000


AVANIR Pharmaceuticals
9393 Towne Centre Drive, Suite 200
San Diego, California 92121-3016


                       REGISTRATION STATEMENT ON FORM S-8

Dear Ladies and Gentlemen:

        We have acted as counsel to Avanir Pharmaceuticals, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on May 30, 2000 for the purposes of registering under the Securities Act of 1933, 2,300,000 shares of its Class A Common Stock, no par value (the "Shares"). The Shares are additional Shares issuable under the Company's 2000 Stock Option Plan (the "Plan").

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

         (a) The Restated Articles of Incorporation of the Company, certified by the California Secretary of State as of November 16, 1999, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

         (b) The Amended and Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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         (c)      A Certificate of an officer of the Company (i) attaching
                  records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, and the Registration Statement, and
                  (ii) certifying as to certain factual matters;

         (d)      The Registration Statement;

         (e)      The Plan; and

         (f) A letter from American Stock Transfer & Trust Company, the Company's transfer agent, dated May 30, 2000, as to the number of shares of the Company's common stock that were outstanding on May 30, 2000.

        This opinion is limited to the federal law of the United States of America and the law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plan is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefore in the manner provided in the Plan and Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,



                                            HELLER EHRMAN WHITE & McAULIFFE LLP